As filed with the Securities and Exchange Commission on February 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EVERBRIDGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	26-2919312
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

25 Corporate Drive, Suite 400

Burlington, Massachusetts 01803

(Address of principal executive offices) (Zip code)

Everbridge, Inc. 2022 Inducement Plan

(Full titles of the plan)

David Wagner

Chief Executive Officer

Everbridge, Inc.

25 Corporate Drive, Suite 400

Burlington, Massachusetts 01803

(818) 230-9700

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Noah F. Webster, Esq.

Everbridge, Inc.

25 Corporate Drive, Suite 400
Burlington, Massachusetts 01803
(818) 230-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION BY REFERENCE OF CONTENTS

OF REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Everbridge, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plans is effective. Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 147,490 additional shares of its Common Stock, par value $0.001 per share (“Common Stock”), that were added to the shares authorized for issuance under the Registrant’s 2022 Inducement Plan (“2022 Inducement Plan”) as inducement grants under Nasdaq Listing Rule 5635(c)(4) pursuant to an amendment to the 2022 Inducement Plan approved by the Compensation Committee of the Board of Directors of the Registrant. The Registrant previously registered shares of its Common Stock for issuance under the 2022 Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 28, 2022 (File No. 333-269039). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced in the preceding sentence.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the SEC:

(a)
The Registrant’s Annual Report on Form 10-K, filed with the SEC on February 27, 2024;
(b)
The Registrant’s Current Report on Form 8-K, filed with the SEC on February 4, 2024; and
(c)
The description of the Registrant’s Common Stock filed as Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 25, 2022, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.		Exhibits.
Exhibit Number		Description
3.1	(1)	Sixth Amended and Restated Certificate of Incorporation of the Registrant.
3.2	(2)	Third Amended and Restated Bylaws of the Registrant.
4.1	(3)	Form of Common Stock Certificate of the Registrant.
5.1		Opinion of Noah F. Webster, Esq. (filed herewith).
23.1		Consent of Ernst & Young LLP (filed herewith).
23.2		Consent of Noah F. Webster, Esq. Reference is made to Exhibit 5.1.
24.1		Power of Attorney. Reference is made to the signature page hereto.
99.1	(4)	Everbridge, Inc. 2022 Inducement Plan.
99.2	(5)	First Amendment to Everbridge, Inc. 2022 Inducement Plan.
99.3	(6)	Form of Option Grant Notice and Award Agreement under the Everbridge, Inc. 2022 Inducement Plan.
99.4	(7)	Form of Restricted Stock Unit Grant Notice and Award Agreement under the Everbridge, Inc. 2022 Inducement Plan.
107		Filing Fee Table (filed herewith).

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37874), originally filed with the Commission on August 9, 2021, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37874), originally filed with the Commission on November 9, 2023, and incorporated herein by reference.
(3)

Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-213217), originally filed with the Commission on September 6, 2016, as amended, and incorporated herein by reference.

(4)

Previously filed as Exhibit 10.1 to the Registrant’s Registration Statement on Form 8-K (File No. 001-37874), originally filed with the Commission on December 20, 2022 and incorporated herein by reference.

(5)	Previously filed as Exhibit 10.28 to the Registrant’s Annual Report on Form 10-K (File No. 001-37874), originally filed with the Commission on February 27, 2024 and incorporated herein by reference.
(6)

Previously filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form 8-K (File No. 001-37874), originally filed with the Commission on December 20, 2022 and incorporated herein by reference.

(7)

Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form 8-K (File No. 001-37874), originally filed with the Commission on December 20, 2022 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coppell, State of Texas, on February 27, 2024.

EVERBRIDGE, INC.

By:	/s/ Noah F. Webster
Noah F. Webster Chief Legal Officer and Secretary

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints David J. Wagner, David E. Rockvam and Noah F. Webster, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David J. Wagner	Chief Executive Officer and Director	February 27, 2024
David J. Wagner	(Principal Executive Officer)

/s/ David E. Rockvam	Executive Vice President and Chief Financial Officer	February 27, 2024
David E. Rockvam	(Principal Financial Officer)

/s/ Phillip E. Huff	Vice President, Corporate Controller and Chief	February 27, 2024
Phillip E. Huff	Accounting Officer (Principal Accounting Officer)

/s/ David Henshall	Chairman of the Board of Directors	February 27, 2024
David Henshall

/s/ David Benjamin	Director	February 27, 2024
David Benjamin

/s/ Richard D’Amore	Director	February 27, 2024
Richard D’Amore

/s/ Alison Dean	Director	February 27, 2024
Alison Dean

/s/ Rohit Ghai	Director	February 27, 2024
Rohit Ghai

/s/ Kent Mathy	Director	February 27, 2024
Kent Mathy

/s/ Simon Paris	Director	February 27, 2024
Simon Paris

/s/ Sharon Rowlands	Director	February 27, 2024
Sharon Rowlands